AGREEMENT

This Agreement is entered into by and between Xerox Corporation, a corporation organized under the laws of the State of New York ("Xerox") and Accent Color Sciences, a corporation organized under the laws of the State of Connecticut ("ACS") and amends certain agreements between the parties as more specifically described herein. This Agreement shall be effective on the date the last signature is affixed hereto ("Effective Date").

WHEREAS, the parties have certain rights and obligations under certain agreements currently in force between them; and

WHEREAS, Xerox has notified ACS that Xerox does not wish to distribute the cut-sheet version of the ACS 135 printer as an OEM product; and

WHEREAS,  the parties are interested in engaging in  a  Finishing
Partner relationship; and

WHEREAS, the parties desire to amicably resolve the situation;

NOW, THEREFORE, in consideration of the mutual promises and undertakings hereinafter set forth, the parties agree as follows:


SECTION 1. DEFINITIONS

As used in this Agreement, the following terms have the following meanings:

1.1 "Development Agreement" shall mean that certain agreement between the parties styled a Product Development and Distribution
Agreement which was effective February 16, 1996.

1.2 "Financial Institution" shall mean a bank, trust company, national banking association, savings bank, industrial bank, private banker, foreign banking corporation, federal savings and loan association, a savings institution chartered and supervised as a savings and loan or similar institution under federal law or the laws of a state, a federal credit union, or a credit union chartered and supervised under the laws of a state.

1.3 "Loan Agreement" shall mean that certain agreement between the parties styled a "Loan Agreement and Promissory Note" dated
February 29, 1996.

1.4 "Registration Rights Agreement" shall mean that certain agreement between the parties styled a "Registration Rights
Agreement" dated February 29, 1996.

1.5 "Security Agreement" shall mean certain agreement between the parties styled a "Security Agreement" effective February 29, 1996.

1.6  "Warrant  Agreements"  shall mean those  certain  agreements between the parties each styled a Warrant to Purchase the  Common
Stock  of Accent Color Sciences, one effective February 29,  1996 and the other effective April 19, 1996.


SECTION 2.  DEVELOPMENT AGREEMENT TERMINATED

2.1 The Development Agreement is terminated as of the Effective Date and neither party shall hereafter have any rights or obligations arising therefrom or with respect thereto.
2.2 Xerox will consider an application from ACS to become a Xerox Finishing Partner on and subject to Xerox's customary terms and conditions.

SECTION 3.  EXERCISE OF WARRANTS/ISSUANCE OF ADDITIONAL SHARES

3.1 Xerox hereby exercises its right to purchase shares of ACS common stock as set forth in each of the Warrant Agreements and with respect to all 375,000 shares of ACS common stock subject thereto (the "Warrant Shares"). Xerox and ACS hereby acknowledge and agree that the exercise price for the purchase of the Warrant Shares, in the aggregate amount of $1,375,000 (the "Warrant Shares Purchase Price"), under the Warrant Agreements shall be paid by reducing ACS indebtedness to Xerox under the Loan Agreement as of the Effective Date. The Warrant Shares Purchase Price shall be applied to reduce the indebtedness under the Loan Agreement in the manner set forth in Section 5 of the Loan Agreement. ACS hereby acknowledges the application of such purchase price in reduction of its indebtedness under the Loan Agreement as full payment for the Warrant Shares pursuant to the Warrant Agreements and agrees to promptly cause a certificate evidencing such 375,000 shares of its common stock to be issued and delivered to Xerox.

3.2 Upon the Effective Date and in partial consideration of the agreements of Xerox set forth herein, ACS will issue to Xerox 50,000 shares of its common stock, no par value (the "New Common Shares". Xerox represents that it is acquiring these shares for investment and without a view to the distribution thereof (other than in connection with a registration thereof under the Registration Rights Agreement) and acknowledges that the certificate representing such shares will bear a legend restricting the transfer of such shares in accordance with applicable securities laws. The New Common Shares shall be deemed to be "Registrable Securities" as defined in the Registration Rights Agreement and entitled to all the benefits applicable to "Shares" under and as defined in the Registration Rights Agreement.

3.3 ACS hereby represents and warrants that when issued each of the Warrant Shares and the New Common Shares will be duly authorized, validly issued, fully paid and nonassessable.

3.4 Xerox hereby exercises its right under Section 2.2 of the Registration Rights Agreement to require ACS to effect the registration of the Warrant Shares and the New Common Shares (collectively the 425,000 shares making up the Warrant Shares and the New Common Shares may be hereinafter referred to as the "Registrable Shares") for public sale pursuant to a registration statement to be filed with the Securities and Exchange Commission in accordance with the Registration Rights Agreement. Xerox agrees that, without intending to modify any other rights or obligations under the Registration Rights Agreement, ACS shall be deemed in compliance with the Registration Rights Agreement if it shall file a registration statement within 90 days following the Effective Date or December 31, 1997, whichever is later. ACS hereby acknowledges Xerox's right to demand registration of the Registrable Shares and receipt of the demand for such registration. ACS agrees to use its best efforts to file the registration statement within the time frame set forth above and will provide to Xerox a draft of such registration statement on or before December 1, 1997. ACS hereby waives any rights it may have to delay the filing of a registration statement as set forth in Section 2.2(c) of the Registration Rights Agreement.


SECTION 4. AMENDMENT TO LOAN AGREEMENT

4.1 The Loan Agreement is amended to the extent that after giving effect to the repayment of principal to Xerox under the Loan Agreement as set forth in paragraph 3.1 above, commencing on the first day of the first full month after the Effective Date to and including December 1, 1997, ACS shall in equal consecutive monthly installment payments pay the remaining principal and accrued interest under the Loan Agreement.

4.2 In all other respects the Loan Agreement remains in full force and effect.
4.3 Except as otherwise disclosed by ACS to Xerox in writing, each of the representations and warranties contained in Section 11 of the Loan Agreement and in Section 3 of the Security Agreement will be true and correct in all material respects on the Effective Date as though such representations and warranties were made on and as of the Effective Date.


SECTION 5.  AMENDMENT TO SECURITY AGREEMENT

5.1 The Security Agreement is amended to the extent that the first priority security interest in the Collateral (as such term is defined in the Security Agreement) granted by ACS to Xerox pursuant to section 2.1 (a) of the Security Agreement (the "Xerox Security Interest") is hereby subordinated to any other security interest in the Collateral granted by ACS to a Financial Institution for the purpose of securing financing extended to ACS by such Financial Institution (s) for the purpose of the continuation or expansion of ACS' business (the "Financial Institution Security Interest"), provided, however, in the event that there is an Event of Default (as defined in either the Loan Agreement or the Security Agreement) then the Xerox Security Interest will not be subordinated to any Financial Institution
Security Interest granted after the date such Event of Default occurs and during the period of time such Event of Default is continuing and provided further, that, if, prior to such Event of Default occurring, ACS has not granted a Financial Institution Security Interest, the Xerox Security Interest shall remain a first priority security interest.

5.2 Xerox waives its rights under section 2.1 (b) of the Security
Agreement insofar as it is necessary for paragraph 5.1 above to be implemented.

5.3 Except as provided above, the terms of the Security Agreement remain in full force and effect.


SECTION 6.  RELEASE FROM LIABILITY

6.1 Except for the obligations of Xerox hereunder, ACS, on behalf of itself and all of its affiliated companies, and their respective shareholders, officers, directors, employees, agents, successors and assigns, hereby releases, acquits, remises and forever discharges Xerox and all of Xerox' affiliated companies, and their respective shareholders, officers, directors, employees, agents, heirs, successors, and assigns, from all claims, damages, liabilities, equities, costs, attorney fees, causes of action of any kind, suits, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, judgments, executions, and demands whatsoever, whether known or unknown, in law, admiralty, or equity, which they ever had, now have or may have, from the beginning of the world to the Effective Date, which arise from or relate to the Development Agreement.

6.2 Except for the obligations of ACS hereunder and under the Loan Agreement. the Registration Rights Agreement and the Security Agreement, as amended by this Agreement, Xerox, on behalf of itself and all of its affiliated companies, and their respective shareholders, officers, directors, employees, agents, successors and assigns, hereby releases, acquits, remises and forever discharges ACS and all of ACS' affiliated companies, and their respective shareholders, officers, directors, employees, agents, heirs, successors, and assigns, from all claims, damages, liabilities, equities, costs, attorney fees, causes of action of any kind, suits, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, judgments, executions, and demands whatsoever, whether known or unknown, in law, admiralty, or equity, which they ever had, now have or may have, from the beginning of the world to the Effective Date, which arise from or relate to the Development Agreement.

6.3 The parties agree that, except as may be necessary for compliance with law or as may be necessary to be disclosed to their respective attorney or accountants in order for such persons to discharge their professional responsibilities, the terms of this Agreement may not be made public without the prior written consent of the other party. It is the intent of the parties, however, that ACS will issue a mutually acceptable announcement in the form of a news release on the Effective Date.


SECTION 7.  MISCELLANEOUS PROVISIONS

7.1 Remedies, Non-Waiver. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No right or remedy in this Agreement is intended to be exclusive but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available to the parties at law or in equity; and the exercise by Lender of any one or more of such remedies shall not preclude the simultaneous or later exercised by the parties of any or all such other remedies.

7.2 Notices. All notices, requests and demands to or upon any party hereto shall be deemed duly given or made when hand delivered or sent by United States Registered mail, postage prepaid, receipt requested, addressed to such party at its address set forth below:

If to Xerox:
     Xerox Corporation
     PO Box 1600
     800 Long Ridge Road
     Stamford, Connecticut 06904
     Attention: Richard S. Palmer
     Director, Corporate Business Development

     with a copy to:

     Xerox Corporation
     PO Box 1600
     800 Long Ridge Road
     Stamford, Connecticut 06904

     Attention:  Senior Vice President and General Counsel

If to ACS:
     Accent Color Sciences, Inc.
     800 Connecticut Boulevard
     East Hartford, CT 06108

     Attention:  Chief Financial Officer

7.3 Amendment, Modification. This Agreement may be amended or modified only by a written agreement of the parties hereto specifically referring to this Agreement.

7.4 Binding Provision. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

7.5 Titles. Heading of sections are for convenience only, are not part of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

7.6 Severable Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability shall not invalidate or rendered unenforceable such provision in any other jurisdiction.

7.7 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law principles thereof.

      IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date the last signature is affixed hereto.

ACCENT COLOR SCIENCES, INC.     XEROX CORPORATION

By:__________________________
By:__________________________________________

Title:President and CEO            Title:VP,GM High  End  Systems
Printing, XEROX

Date: September 22, 1997        Date: September 22, 1997